Exhibit 10.24

ASSIGNMENT AND ASSUMPTION

OF PURCHASE AND SALE AGREEMENT

This ASSIGNMENT AND ASSUMPTION, OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into this 23rd day of September, 2005 by Inland Real Estate Acquisitions, Inc., an Illinois Corporation, (“Assignor”), and Inland American Pearland Silverlake Village GP, L.L.C., a Delaware limited liability company and Inland American Silverlake Village LP, L.L.C., a Delaware limited Liability company (collectively the “Assignee”).

RECITALS

A.                                   Assignor and the various entities designated therein as sellers have previously entered into that certain Purchase and Sale Agreement dated as of May 18, 2005 (the “Purchase Agreement”), relating to the sale, inter alia, of the equity interests in the entity that owns a certain property commonly known as the Cinemark-12 located in the City of Pearland, Texas (the “Property”).

B.                                     Assignor desires to assign an interest in and to the Purchase Agreement to Assignee upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the receipt of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereby agree as follows:

1.                                       Recitals.  The foregoing recitals are, by this reference, incorporated into the body of this Assignment as if the same had been set forth in the body hereof in their entirety,

2.                                       Assignment and Assumption.  Assignor hereby assigns, conveys, transfers, and sets over to Assignee all of Assignor’s right, title, and interest in and to the Purchase Agreement with respect to the acquisition of the equity interests in the entity that currently owns the Property.  Assignee hereby accepts the foregoing Assignment and assumes, and agrees to perform, all duties, obligations, liabilities, indemnities, covenants, and agreements of Assignor set forth in the Purchase Agreement with respect to the acquisition of the equity interests in the entity that currently owns the Property.

3.                                       Counterparts.  This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which must constitute one instrument and shall be binding and effective when all parties hereto have executed at least one counterpart.

4.                                       Successors.  This Assignment shall be binding upon and for the benefit of the parties hereto and their respective Successors and Assigns.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC.,
An Illinois Corporation

By:		/s/ Karen Kautz
Name:	Karen Kautz
Title:	Sr. Vice President

ASSIGNEE:

By:	Inland American Pearland Silverlake Village GP, L.L.C.,
a Delaware limited liability company, its general partner

By:	Inland American Acquisitions, Inc.,
a Delaware corporation, its sole member

	By:	/s/ Karen Kautz
	Name:	Karen Kautz
	Title:	Sr. Vice President

By:	Inland American Pearland Silverlake Village LP, L.L.C.,
a Delaware limited liability company, its general partner

By:	Inland American Acquisitions, Inc.,
a Delaware corporation, its sole member

	By:	/s/ Karen Kautz
	Name:	Karen Kautz
	Title:	Sr. Vice President